                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) - October 30, 2002

                            SOTHEBY'S HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         MICHIGAN                       1-9750               38-2478409
--------------------------------      ----------           ---------------
(State or other jurisdiction of     (Commission File        (IRS Employer
 incorporation or organization)         Number)           Identification No.)


38500 Woodward Avenue, Suite 100
BLOOMFIELD HILLS, MICHIGAN                                     48304
----------------------------------------               -------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:   (248) 646-2400
                                                     -------------------




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ITEM 5. Other Events

The European Commission (the "Commission") has been conducting an investigation regarding anti-competitive practices by Christie's and Sotheby's (the "Company") since January 2000. On October 30, 2002, the Commission announced that it had issued a decision in which it determined that the Company and Christie's had breached the competition provisions of the Treaty establishing the European Community by agreeing to fix selling commissions and other trading conditions in connection with auctions in the European Union. Pursuant to this decision, the Commission has imposed a fine of approximately $20.1 million on the Company, payable within three months after the Company receives official notification of the decision, which is expected within a few days. This amount will be reflected as a special charge in the Company's financial statements for the quarter ended September 30, 2002.




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                            SOTHEBY'S HOLDINGS, INC.
                                AND SUBSIDIARIES




                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          SOTHEBY'S HOLDINGS, INC.




                                          By:   /s/ MICHAEL L. GILLIS
                                                ----------------------------
                                                Michael L. Gillis
                                                Senior Vice President,
                                                Controller and Chief
                                                Accounting Officer

                                          Date: October 30, 2002